EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated September 12, 2019 with respect to the statement of condition including the related portfolio of Global Water Portfolio 2019-3 (included in Invesco Unit Trusts, Series 1997) as of September 12, 2019 contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-232722) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
September 12, 2019